Exhibit 2.3

                         PLEDGE AGREEMENT


This Pledge Agreement is entered into this 1st day of March, 2006, between Sand Hills Partners, L.L.C., a Delaware Limited Liability Company with its principal place of business at 12805 Burkhardt Dr. Tomball Texas, 77377 (hereinafter called "Debtor" or, and David M. Klausmeyer, an individual residing in Houston, Texas (hereinafter referred to as the "Secured Party").


                         R E C I T A L S:

     Reference is made to the Buyer's Note dated this date executed by Debtor in favor of Holder (the " Note") which Note is further secured by the guaranty and pledge of certain shares by Sand Hills General Partners, a Texas General Partnership.

     The Note, the Guaranty and Pledge Agreement and this Pledge Agreement have each been issued pursuant to a Partnership Interest Purchase Agreement between Debtor and Secured Party (the "Purchase Agreement").

          NOW THEREFORE, for good and valuable consideration and to induce Secured Party to enter into the Purchase Agreement, Debtor agrees as follows:

     1.   DEFINITIONS.

     When used in this Agreement (the "Pledge Agreement" or "Agreement") the following terms shall have the following meanings:

          1.1 "Collateral" shall mean all property and interests in property on or in which a lien or security interest is or has been granted by the Debtor to Secured Party pursuant to Section 2 of this Agreement; and

          1.2 "Default" shall mean the happening of either of the following events: (a) the occurrence of a "Default" as such term is defined in the Note, or any document or instrument executed and delivered pursuant thereto or pursuant to the Purchase Agreement, or (b) the undersigned fails to perform any covenant or agreement contained in the Purchase Agreement or this Agreement or if any representation or warranty contained in the Purchase Agreement or this Agreement is found to have been untrue, incomplete or misleading in any material respect when furnished; and

          1.3 "Indebtedness" shall mean any and all indebtedness, obligations and liabilities of any kind of Debtor to Secured Party, arising out of any document or instrument executed and delivered pursuant to the Note or the Purchase Agreement.

     2. Grant. For valuable consideration, receipt whereof is acknowledged, Debtor hereby grants to Secured Party a security interest in, and mortgages to Secured Party, the following described property and interests in property of Debtor (hereinafter called the "Collateral"):

     (a) any and all general partners interest in and to SHGP possessed by Debtor, equaling a 63% interest,

     (b) all proceeds of the property or from the sale of other disposition or reorganization of the property described in this Section 2.


to secure payment of the following obligations of Debtor to Secured Party (all hereinafter called the "Obligations"):

     (i) All obligations and liabilities of Debtor to Secured Party (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, or by oral agreement or operation of law or otherwise in connection with the Note or arising out of any document or instrument executed and delivered pursuant to the Purchase Agreement.

     3. Warranties and Covenants of Debtor. Debtor warrants and covenants that:


     (a) it is a Limited Liability Company duly organized and in good standing under the laws of the State of Delaware;

     (b) it is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned by it makes such qualification necessary;

     (c) it is not in default under any provisions of its charter documents;

     (d) it has corporate power under applicable laws and under its charter documents to enter into and perform all agreements on its part;

     (e) it has been authorized to enter into this Agreement by all necessary and proper corporate action;

     (f) the execution and delivery by it of the Note, this Agreement and the agreements herein contained do not contravene or constitute a default under any agreement, indenture, commitment, provision of its charter documents or other requirement of law to which it is a party or by which it is or may be bound;

     (g) this Agreement constitute a valid, legal and binding obligation of the Debtor enforceable against the undersigned in accordance with its terms;

     (h) Except for the security interest granted hereby, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

     (i) No Financing Statement or other Notice of outstanding grant of collateral interests required under the Laws of the State of Texas covering any of the Collateral or any proceeds thereof is on file in any public office, except in favor of Secured Party. The Debtor shall immediately notify the Secured Party in writing of any change in name, address, identity or corporate structure from that shown in this Agreement and shall also upon demand furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents in form satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no adverse liens or encumbrances; and Debtor will pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable. A carbon, photographic or other reproduction of this agreement is sufficient as a financing statement;

     (j) Debtor will not sell or offer to sell, assign, pledge, loan or otherwise transfer or encumber the Collateral or any interest therein, except in compliance with the terms of the Purchase Agreement;

     (k) Debtor shall keep the Collateral at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as Secured Party may reasonably require, including collision in the case of any motor vehicles, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as Secured Party may approve, losses in all cases to be payable to Secured Party and Debtor as their interests may appear. All policies of insurance shall provide that Secured Party's interest therein shall not be invalidated by the act, omission or neglect of anyone other than Secured Party and for at least ten days' prior written notice of cancellation to Secured Party. Debtor shall furnish Secured Party with certificates of such insurance or other evidence satisfactory to Secured Party as to compliance with the provisions of this paragraph. Secured Party may act as attorney for Debtor in making, adjusting and settling claims under and canceling such insurance and endorsing Debtor's name on any drafts drawn by insurers of the Collateral;

     (l) Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon;

     (m) Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located;

     (n) Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations.

     3. Additional Rights of Parties. At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may place and pay for insurance on the Collateral upon failure by the Debtor, after having been requested to do so, to provide insurance satisfactory to the Secured Party, and may pay for the maintenance, repair, and preservation of the Collateral. To the extent permitted by applicable law, Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization. Until default Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this agreement and not inconsistent with any policy of insurance thereon.

     4. Events of Default. Debtor shall be in default under this Agreement upon the occurrence of any of the following events or conditions, namely: (a) default in the payment or performance of any of the Obligations or of any covenants or liabilities contained or referred to herein or in any of the Obligations; (b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor proving to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale or encumbrance to or any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; (d) dissolution, termination of existence, filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, insolvency, business failure, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, Debtor; or (e) the occurrence of an event of default in the Note or in any document or instrument executed and delivered pursuant to the Purchase Agreement, subject to any and all rights to cure.

     5.   Remedies. SECURED PARTY MAY DECLARE ALL OBLIGATIONS SECURED
HEREBY IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE LAWS OF THE STATE OF TEXAS, including without limitation the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Debtor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace), upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in local Texas Law); and the Secured Party shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Debtor's right of redemption in satisfaction of the Debtor's Obligations as provided in Texas Law. Secured Party without removal may render the Collateral unusable and dispose of the Collateral on the Debtor's premises. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party for possession at a place to be designated by Secured Party, which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor at least 5 days' notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement at least ten days before the time of the sale or disposition. Secured Party may buy at any public sale. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorney's fees and legal expenses incurred by Secured Party, shall be applied in satisfaction of the Obligations secured hereby. The Secured Party will account to the Debtor for any surplus realized on such disposition and the Debtor shall remain liable for any deficiency.

     The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Texas Law shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Debtor's Obligation remains unsatisfied.

     6. General. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors or assigns. If there be more than one Debtor, their obligations hereunder shall be joint and several. This Agreement shall become effective when it is signed by Debtor.

     All rights of the Secured Party in, to and under this Agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof. The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute. The Debtor will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for the unpaid balance owed hereunder or for the possession of the Collateral, provided that Debtor shall not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.

     If any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

Debtor:


Sand Hills Partners, L.L.C., a
Delaware Limited Liability Company


/s/George Jarkesy
George Jarkesy, Managing Member


Secured Party
Affirmed and Agreed to by


/s/David M. Klausmeyer
David M. Klausmeyer

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